Exhibit 21.1

Subsidiaries of the Registrant

The registrant has no subsidiaries as of the date of this filing.

The following entities will become subsidiaries of the registrant immediately following the Contribution:

Name of Entity	Place of Incorporation
Domtar Paper Company, LLC	Delaware

Domtar Delaware Holdings Inc.	Delaware

Domtar Pacific Papers Inc.	British Columbia

Domtar Pacific Papers ULC	Nova Scotia

Domtar (Canada) Paper Inc.	British Columbia

Domtar Delaware Investments, Inc.	Delaware

Domtar Pulp and Paper Products Inc.	Canada

4388216 Canada Inc.	Canada

The following entities will become subsidiaries of the registrant immediately following the Arrangement:

Name of Entity	Place of Incorporation
Domtar Paper Company, LLC	Delaware

Domtar Delaware Holdings Inc.	Delaware

Domtar Pacific Papers Inc.	British Columbia

Domtar Pacific Papers ULC	Nova Scotia

Domtar (Canada) Paper Inc.	British Columbia

Domtar Delaware Investments, Inc.	Delaware

Domtar Pulp and Paper Products Inc.	Canada

4388216 Canada Inc.	Canada

Domtar Inc.	Canada

B.I.G. Logging Inc.	Québec

Brompton Lands Limited	Canada

Domtar America Corp.	Delaware

Domtar U.S.A. Corp.	Delaware

Domtar Maine Corp.	Delaware

St. Croix Water Power Company	Maine

Domtar Enterprises Inc.	Delaware

Domtar A.W. Corp.	Delaware

Domtar Wisconsin Dam Corp.	Wisconsin

Domtar Industries Inc.	Delaware

Conbord Inc.	Delaware

Domtar Funding Limited Liability Company	Delaware

E.B. Eddy Paper, Inc.	Delaware

Ris Paper Company, Inc.	New York

Domtar Expetech Inc.	Canada

Name of Entity	Place of Incorporation
Elk Lake Planing Mill Limited	Ontario

Isidore Roy Limited	Ontario

Maine Timber Holdings Limited	Canada

Northshore Forest Inc.	Ontario

Port Huron Fiber Corporation	Michigan

Société immobilière Domtar Ltée / Domtar Realties Ltd.	Québec

Techni-Therm Inc.	Ontario

The Saint Croix Water Power Company	New Brunswick

The Sprague’s Falls Manufacturing Company Limited	Canada

3739139 Canada Inc.	Canada

3804011 Canada Inc.	Canada

Domtar Financial Management, LLC	Delaware

3082240 Nova Scotia Company	Nova Scotia

3876420 Canada Inc.	Canada

4177495 Canada Inc.	Canada

804736 Ontario Limited	Ontario

Anthony-Domtar Inc.	Canada

Chaudière Water Power Inc.	Canada

Clergue Forest Management Inc.	Ontario

Copur Co-Operative Inc.	Ontario

Forest Insurance Limited	Bermuda

Gogama Forest Products Inc.	Canada

Olav Haasvaldsrud Timber Company Ltd.	Ontario

Pineland Timber Company, Limited	Ontario

Produits forestiers Nabakatuk Inc./Nabakatuk Forest Products Inc.	Canada

Shiningtree Forest Inc.	Ontario

Timiskaming Forest Alliance Inc.	Ontario

3147017 Nova Scotia Company	Nova Scotia

Domtar Financial Holding, LLC	Delaware

Zither International Capital Management Hungary LLC	Hungary

Domtar International Limited	Jamaica